UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Emisphere Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 5/8/08
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The following materials are available for view:

Notice and Proxy Statement and Annual Report

To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 4/18/2008.
To request material: Internet: www.proxyvote.com Telephone: 1-800-579-1639 **Email: sendmaterial@proxyvote.com
**If requesting material by e-mail please send a blank e-mail with the 12-digit Control # (located on the following page) in the subject line.
Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

ATTN: INVESTOR RELATIONS 240 CEDAR KNOLLS ROAD, SUITE 200 CEDAR KNOLLS, NJ 07927	EMISPHERE TECHNOLOGIES, INC.
Vote In Person

Many shareholder meetings have attendance requirement including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check meeting meterials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM.
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have you notice in hand when you access the web site and follow the instructions.

Directions to
Meeting Location		The Westin
The Annual Meeting for holders as of 3/7/08		Governor Morris
is to be held on 5/8/08 at 10:00 A.M.		2 Whippany Road
at: Westin Governor Morris		Morristown, NJ 07960
2 Whippany Road		(973) 539-7300
Morristown, NJ 07960	1.	From Network Airport

Exit Airport Route 78 West. Follow signs to Route 24 West. Proceed on Route 24 West to exit lA (Morristown-Route 511). Proceed straight through the first traffic light and bear right before the second traffic light onto Lindaley Drive. Hotel entrance is on the left.

	2.	Going Southbound on Route 287

Exit 36- Follow Morris Avenue sign straight to the light. At traffic light make a left turn and another left at the stop light at Morris Avenue (one block). Stay in right lane and bear right at fork. Make first left turn (approximately 20 feet). Hotel entrance is straight ahead through the traffic light.

	3.	Going Northbound on Route 287
Exit 36A- Morris Avenue. Stay in the right lane and bear right at fork. Make first left turn (approximately 20 feet). Hotel entrance is straight ahead through the traffic light.

	4.	From Route 80
Follow signs for route 287 South. Proceed as in No.2.

	5.	From the George Washington Bridge
Morristown is approximately 60 minutes from Manhattan. Follow signs for Route 80 West and Route 287 South. Proceed as in No. 2.

	6.	From the Lincoln and Holland Tunnel
Route 78 West (Local or Express). Follow Route 24 West (Exit 48). Follow to Exit 1A and follow signs to the Westin - Governor Morris.

	7.	Bus
NJ transit arrives and departs across the street from the hotel.

Voting items
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE ITEMS LISTED BELOW.

1.	ELECTION OF DIRECTORS Nominees:		2.	The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

	(01)	Dr. Mark H. Rachesky

	(02)	Dr. Michael Weiser

	(03)	Mr. Michael V. Novinski